Exhibit 3.35

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:39 AM 11/07/2013
FILED 10:32 AM 11/07/2013
SRV 131282253 – 5426577 FILE

CERTIFICATE OF FORMATION

OF

ARP MID-CONTINENT, LLC

1. The name of the limited liability company is ARP Mid-Continent, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ARP Mid-Continent, LLC this 7th day of November, 2013.

By:

Rosemary Morice, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 02/11/2014
FILED 02:15 PM 02/11/2014
SRV 140161346 – 5426577 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	ARP Mid-Continent, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is ARP Mountaineer Production, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of February, A.D. 2014.

By:

Authorized Person(s)

Name:	Joel S. Heiser

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